Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER

UNDER

SECTION 906 OF THE SARBANES-OXLEY ACT

PACIFIC MERCANTILE BANCORP

Annual Report on Form 10-K

for the Year ended December 31, 2005

In connection with the accompanying Annual Report on Form 10-K of Pacific Mercantile Bancorp (the “Company”) for the fiscal year ended December 31, 2005 (the “Annual Report”), , and pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, I, Raymond E. Dellerba, President and Chief Executive Officer of the Company, certify that:

(1) The Annual Report fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 15, 2006

/s/ RAYMOND E. DELLERBA
Raymond E. Dellerba President and Chief Executive Officer